SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

        Date of report (Date of earliest event reported): January 6, 2006
                              (December 30, 2005)

                             DATAMETRICS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                         8567                  95-3545701
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
    of Incorporation)                  File Number)          Identification No.)

       1717 Diplomacy Row, Orlando, Florida                       32809
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (407) 251-4577
                                                          ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Conversion of DMTR LLC Debt and Series A Cumulative Convertible Redeemable Preferred Stock

      On December 30, 2005, the Company converted certain debt and all of its outstanding shares of Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock" into Common Stock of the Company (the "Restructuring") as follows:

      (a) Pursuant to a Loan Termination and Conversion Agreement between the Company and DMTR, LLC ("DMTR"), DMTR agreed to convert debt owed to DMTR by the Company (which debt consisted of an aggregate principal amount of $2,900,000 and accrued, but unpaid interest on the unpaid principal amount) (the "DMTR Loan") into 244,736,145 shares of common stock of the Company. DMTR also agreed to terminate its security interest in the Company's assets that it held as security for the DMTR loan. The 244,736,145 shares do not give effect to a proposed one (1) for thirty (30) reverse stock-split which the Company intends to consummate in February 2006 as described below (the "Reverse Stock Split").

      (b) The Company and the holders of the Company's issued and outstanding 892,652 shares of Series A Preferred Stock, representing all of the issued and outstanding shares of Series A Preferred Stock of the Company, converted such shares into 48,947,229 shares of common stock of the Company, before giving effect to the Reverse Stock Split.

Series B Preferred Stock and Warrant Purchase Agreement and Secured Loan

      In connection with the Restructuring, on December 30, 2005 the Company entered into a Series B Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") with SG DMTI Capital LLC ("SG"), pursuant to which SG purchased 500,000 shares of the Company's Series B Preferred Stock and has the right to purchase an additional 500,000 shares of Series B Preferred Stock at a price of $1.00 per share. Pursuant to the Purchase Agreement, on December 30, 2005, the Company issued SG 500,000 shares of Series B Preferred Stock in exchange for the cancellation of an aggregate of $499,563 in principal and $467 in accrued interest on certain promissory notes (the "Notes") issued by the Company and held by SG. The obligation of SG to purchase additional shares of Series B Preferred Stock is contingent upon the satisfaction of certain conditions, including:

      (a) the Company shall be current and shall have timely filed with the SEC reports, schedules, registration statements and definitive proxy statements that the Company is required to file with the SEC; and

      (b) the Company shall have been in compliance with a budget in accordance with the Purchase Agreement for at least 6 months.

      Upon satisfaction of the aforementioned conditions, the Company will have the right to request SG to purchase an additional 125,000 shares of Series B Preferred Stock for $125,000 for each quarter in which the Company's quarterly revenues for the fiscal quarter immediately preceding it are of at least $1,500,000, and/or the Company's average quarterly revenues for the two fiscal quarters immediately preceding it are of at least $1,500,000. In the event that the Company should not meet the $1,500,000 threshold in any fiscal quarter, but the average quarterly revenues of this quarter and the fiscal quarter immediately following it are of at least $1,500,000, then the Company will have the right to request SG to purchase an additional 250,000 shares of Series B Preferred Stock for $250,000.

      The holders of Series B Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid upon or set aside for any other capital stock, dividends payable in cash or common stock of the Company, at the option of the Company, at the rate per annum per share equal to four percent (4%). Dividends shall accrue and be cumulative. The Series B Preferred Stock is not convertible into Common Stock and has a liquidation preference of $1.50 per share in the event of a liquidation of the Company. The consent of the holders of a majority of the Series B Preferred Stock is required for the Company to effectuate certain transactions, including, but not limited to:

      (a) incurring obligations for indebtedness in excess of $100,000,

      (b) incurring obligations for expenditures in excess of $50,000 except in the ordinary course of business or pursuant to a budget approved by the Board of Directors,

      (c ) appoint, hire, remove or change any executive officer of the Company,

      (d) merge, consolidate, liquidate, wind up or dissolve itself or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business, properties or fixed assets of the Corporation, or any subsidiary, or acquire by purchase all or substantially all of the business, properties or fixed assets of, or stock in any business, and

      (e) declare or pay any dividends, return any capital or make any distribution of assets to its stockholders except for a stock split; or redeem or repurchase any outstanding stock or warrants.

      Pursuant to the Purchase Agreement, the Company issued SG a warrant (the "Warrant") to purchase an aggregate of 386,314,860 shares of the Company's common stock (the "Warrant Shares"). Such amount represents 50% of the issued and outstanding shares of common stock of the Company on a fully diluted basis (including 60,000,000 shares of common stock issuable under the Company's 2005 Stock Incentive Plan, none of which have been granted to date), before giving effect to the Reverse Stock Split. The Warrant is exercisable immediately for a period of ten (10) years at an exercise price of $.01 per share, and is subject to adjustments for, among other things, anti-dilution protection.

      In connection with the Purchase Agreement, the Company and SG also entered into a registration rights agreement whereby SG has the right to require the Company to register the Warrant Shares at the Company's expense.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      In connection with the Purchase Agreement, the Company also issued SG a secured promissory note in the principal amount of $500,000 (the "Secured Note"). The Secured Note accrues interest at a rate of ten (10%) percent per annum and matures on December 31, 2006. Accrued interest on the Secured Note shall be paid quarterly commencing March 31, 2006. The Secured Note is secured by a first priority lien on all of the Company's assets, which lien was placed on the Company's assets at the time of issuance of the $200,000 note (the "Bridge Note"), which the Company previously issued to SG on November 7, 2005. The Company used the proceeds of the Secured Note to (i) repay the Bridge Note and all accrued interest thereon, (ii) pay interest on the Notes exchanged for the Series B Preferred Stock, (iii) pay for certain expenses incurred in connection with the transactions with SG and (iv) for general working capital.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

      (a) On  December  30,  2005,  DMTR LLC  agreed  to  convert  a loan in the principal amount of $2,900,000 and accrued, but unpaid interest on the unpaid principal amount) (the "DMTR Loan") into 244,736,145 shares of common stock of the Company. DMTR also agreed to terminate its security interest in the Company's assets that it held as security for the DMTR loan. The DMTR Loan and related security interest was initially provided to the Company by DMTR pursuant to a loan agreement and related documents dated as of January 31, 2001 (the "Loan Agreement"). Bruce Galloway is the managing member of DMTR LLC and a director of the Company. As a result of the conversion, DMTR now owns an aggregate of 245,436,145 shares of common stock consisting of (i) the 244,736,145 shares of common stock issued pursuant to the Loan Termination and Conversion Agreement and (ii) 700,000 shares of common stock previously issued to DMTR in January 2001. Such aggregate amount constitutes 75.21% of the issued and outstanding common stock of the Company after giving effect to the conversion of the DMTR Loan and Series A Preferred Stock on December 30, 2005. Such percentage ownership does not give effect to the Warrant Shares issuable under the Warrant. In the event that the Warrant were exercised in full, DMTR's percentage ownership of the issued and outstanding shares of common stock of the Company would be reduced to 34.44%, without giving effect to any shares issuable under the Company's 2005 Stock Incentive Plan.

      (b) On December 30, 2005, the Company issued SG the Warrant to purchase an aggregate of 386,314,860 Warrant Shares. Such amount represents 50% of the issued and outstanding shares of common stock of the Company on a fully diluted basis (including 60,000,000 shares of common stock issuable under the Company's 2005 Stock Incentive Plan, none of which have been granted to date), before giving effect to the Reverse Stock Split. The Warrant is exercisable immediately for a period of ten (10) years at an exercise price of $.01 per share, and is subject to adjustments for, among other things, anti-dilution protection. If SG exercised the Warrant in full without giving effect to any shares issuable by the Company under the 2005 Stock Incentive Plan, the Warrant Shares would represent 54.20% of the issued and outstanding shares of the Company as of December 30, 2005.

      Pursuant to the terms of the Series B Preferred Stock, the Company agreed that it and the Board of Directors would take all action necessary to cause the composition of the Board of Directors to be amended upon Purchaser's demand to have two (2) Directors, chosen by Purchaser, appointed to the Board of Directors. SG has not nominated any directors to the Company's Board of Directors to date. In addition the holders of a majority of the shares of Series B Preferred Stock must approve certain transactions by the Company as discussed in item 1.01.

ITEM 7.01 RECENT SALES OF UNREGISTERED SECURITIES

      As described in Items 1.01 and 5.01, on December 30, 2005, the Company:

(a) converted 892,652 shares of Series A Preferred Stock, representing all of the issued and outstanding shares of Series A Preferred Stock into 48,947,229 shares of common stock.

(b)   converted the DMTR Loan into 244,736,145 shares of common stock,

(c)   issued 500,000 shares of Series B Preferred Stock and

(d) issued the SG Warrant that is exercisable for an aggregate of 386,314,860 shares of common stock.

      The forgoing share issuances do not give effect to the proposed Reverse Stock Split. The Reverse Stock Split was approved prior to the consummation of the Restructuring by the consent of the holders of a majority of the outstanding Common Stock and Series A Preferred Stock. The Company is preparing an information statement on Schedule 14C to be distributed to its shareholders. Under the Purchase Agreement, the Company is required to use its best efforts to have the Reverse Stock Split consummated by February 15, 2006.

      The issuance of the shares of Common Stock, the Series B Preferred Stock and the SG Warrant were exempt from registration under pursuant to Regulation D promulgated under Section 4(2) of the Securities Act of 1933.

Item 7. Financial Statements and Exhibits

      (c) Exhibits:

            10.30 Loan Termination and Conversion Agreement between the Company and DMTR dated as of December 30, 2005.

            10.31 Series B Preferred Stock and Warrant Purchase Agreement between the Company and SG dated as of December 30, 2005.

            10.32 Certificate of Designations, Preferences and Rights of Series B Preferred Stock.

            10.33 Common Stock Purchase Warrant dated as of December 30, 2005

            10.34 Registration Rights Agreement dated as of December 30, 2005 between the Company and SG.

            10.35 Secured Promissory Note dated as of December 30, 2005.

            10.36 Consent Agreement between DMTR LLC and Commerce Bank, N.A. dated as of December 30, 2005.



                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

January 6, 2006                             DATAMETRICS CORPORATION

                                            By: /s/ Daniel Bertram
                                               ---------------------------------
                                               Name:  Daniel Bertram
                                               Title:  Chief Executive Officer